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                                                                  Exhibit 3.3(a)

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                       MEDICIS PHARMACEUTICAL CORPORATION



                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide, or, if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 9:00 AM on the second Friday in November of each year or if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

         Any business to be conducted at an annual meeting, including, without limitation, any nomination for election to the Board of Directors, must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors; (b) brought before the annual meeting by or at the direction of the chair of the meeting, the Board of Directors, or a committee thereof; or (c) brought before the annual meeting, in compliance with the notice procedures set forth in this Section, by any stockholder of the Corporation who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting.

         A stockholder intending to nominate a candidate for election to the Board of Directors or to bring any other business before an annual meeting must give timely written notice thereof to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than [75] days nor more than [105] days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the


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stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

A stockholder's notice to the Secretary shall set forth:

         a) as to each nominee for election or reelection to the Board of Directors, (i) that person's consent to such nomination, (ii) the name, age, business address and residence address of the proposed nominee, (iii) the principal occupation or employment of the proposed nominee, (iv) the class and number of shares of stock of the Corporation which are beneficially owned by the proposed nominee;

         b) as to each matter of any other business, (i) a brief description of the business desired to be brought before the annual meeting and (ii) the reasons for conducting such business at the annual meeting; and

         c) as to the stockholder proposing any such nomination or other business, (i) the name and record address of the stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such nomination or business, and (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, shall so declare to the meeting and the nomination shall be disregarded.

         Section 2. Special Meeting. Special meetings of the stockholders (i) may be called at any time by the Chairman of the Board of Directors or the President or (ii) shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such written request shall specify the time and purpose of the proposed meeting. Such meeting shall be held at such place, either within or without the State of Delaware, as is stated in the call and notice thereof.

         Section 3. Notice of Meeting. Written notice of each meeting of stockholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each stockholder entitled to vote at or to notice of such meeting at the address shown on the books of the Corporation not less than ten nor more than 60 days prior to such meeting unless such


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stockholder waives notice of the meeting. If an agreement of merger or consolidation or a sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation is to be considered at any annual or special meeting, the written notice shall state the purpose of such meeting and shall be given to each stockholder, whether or not entitled to vote thereon, not less than 20 days before such meeting. Any stockholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he or she is present at such meeting in person or by proxy. If such notice is for a special meeting, the purpose of such meeting shall be stated in the waiver of notice of such meeting and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

         Notice of any meeting may be given by the Chairman of the Board of Directors, the President or the Secretary.

         Section 4. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. Quorum; Required Stockholder Vote. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding withdrawal of enough stockholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a


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greater vote is required by law, by the Certificate of Incorporation or by these
By-laws. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

         Section 7. Proxies. A stockholder may vote either in person or by proxy which such stockholder has duly executed in writing. No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy.

         Section 8. Action of Stockholders Without Meeting. Any action required to be, or which may be, taken at a meeting of stockholders, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be (i) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer of agent of the Corporation having custody of the book in which proceedings of meetings, of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by the Delaware General Corporation Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Such consent shall have the same force and effect as an affirmative vote of the stockholders and shall be filed with the minutes of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 9. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at


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or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (vi) limitations on the time allotted to questions or comments by participants.

         Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 5 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 11. Inspection of Stockholder Consents. In the event of the delivery to the Corporation of the requisite written stockholder consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of such consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation constitute at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Power of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Certificate of Incorporation or by these By-laws.

         Section 2. Composition of the Board. The number of directors which shall constitute the whole Board of Directors shall be not more than twelve and not less than three natural persons of the age of 18 or over and shall be divided into three classes in the manner provided in the Certificate of Incorporation. The exact number of directors within the specified maximum and minimum range which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to this Section 2 at the time of such decrease. Directors need not be residents of the State of Delaware or stockholders of the Corporation. At each annual meeting the stockholders shall elect the directors, who shall serve until their successors are elected and qualified or until such director's earlier resignation or removal.


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         Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice.
The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of stockholders and no notice of such annual meeting need be given. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors (i) may be called by the Chairman of the Board of Directors, the President or by any two directors. Written notice of the time and place of such meetings shall be given to each director by first class mail or express delivery service at least 48 hours before the meeting or by telephone, telegraph, facsimile or in person at least 24 hours before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he or she is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Delaware.

         Section 4. Quorum; Vote Requirement. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 5. Action of Board without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

         Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate such committees as it deems necessary or desirable, each composed of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no committee shall have the power or authority of the Board of Directors in reference to (a) an amendment to the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares or any other class or classes or any other series of the same or any other class or classes of stock of the Corporation


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or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) the adoption of an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the Corporation, (d) recommending to the stockholders a dissolution of the Corporation or a revocation thereof or (e) an amendment to the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 7. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Section 8. Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

         Section 9. Vacancies. Any vacancy occurring in the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or if the vacancy is not so filled, or if no director remains, by the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next election of directors by the stockholders and the election and qualification of the successor.

         Section 10. Telephone Conference Meetings. Unless the Certificate of Incorporation otherwise provides, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section 8 shall constitute presence in person at such meeting.

         Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash or


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securities. No such payment shall preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director's or officer's vote is counted for such purpose if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors, a Secretary, a Treasurer and such other officers or assistant officers as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed or until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office or death. Any two or more offices may be held by the same person. Officers need not be stockholders or residents of the State of Delaware.

         Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall also have the title of Chief Executive Officer, unless the Board shall appoint a separate chief executive officer, and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The Chairman of the Board shall advise and counsel the other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman from time to time by the Board or these Bylaws. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the stockholders.


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         Section 3. President. If a President shall be appointed, the President shall be the chief operating officer of the Corporation and shall be in charge of the day-to-day affairs of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board of Directors. The President shall preside at all meetings of the stockholders in the absence of the Chairman of the Board of Directors and shall act in the case of absence or disability of the Chairman of the Board of Directors.

         Section 4. Secretary. The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the Chairman. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

         Section 5. Treasurer. Unless the Board by resolution otherwise provides, the Treasurer shall be the chief accounting and financial officer of the Corporation. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

         Section 6. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the Chairman of the Board of Directors or by the President.

         Section 7. Removal of Officers; Vacancies. Any officer may be removed, and such vacancy may be filled, at any time by a majority of the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer's removal in breach of a contract of employment.

         Section 8. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

         Section 9. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the


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Corporation may be executed in the name of and on behalf the Corporation by the
Chairman of the Board of Directors or the President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                    ARTICLE V
                                      STOCK

         Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates unless and to the extent the Board of Directors by resolution provides that any or all classes or series of stock shall be uncertificated. Certificates shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented, and the date of issue; and which shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. The signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation and issuance of new equivalent certificated shares or uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation; provided, however, that the Corporation shall not be so obligated unless such transfer was made in compliance with applicable state and federal laws.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a


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condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Registered Stockholder. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

         Section 5.   Record Date.

         (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (except as provided in Subsection (b) below), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such action.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.

         (c) If no record date has been fixed by the Board of Directors within ten (10) days of receipt of such written notice, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the corporation.


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         Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out an checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

         Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the Chairman of the Board of Directors, the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

         Section 3. Seal. The seal of the Corporation shall be as follows:

         If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

         Section 4. Dividends. Dividends on the capital stock of the Corporation, paid in cash, property or securities of the Corporation and as may be limited by applicable law and applicable provisions of the Certificate of Incorporation (if any), may be declared by the Board at any regular or special meeting.

         Section 5. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall determine to be in the best interest of the Corporation; and the Board may modify or abolish any such reserve in the manner in which it was created.

         Section 6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 7. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


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                                   ARTICLE VII
                                    INDEMNITY

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director or officer or (if serving for another corporation at the request of the corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such persons seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

         Section 2. Payment of Indemnification. If a claim under Section I of this Article VII is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required


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
has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, should be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VIII
                             CORPORATE OPPORTUNITIES

         In the event that a director or officer of the Corporation, who is also a director or officer of another corporation which engages in the same or similar activities or lines of businesses as the Corporation or has an interest in the same areas of corporate opportunities as the Corporation (a "Competing Corporation"), acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and the Competing Corporation, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that the Competing Corporation pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation, if such director or officer acts in a manner consistent with the following policy:

                  (A) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director or officer of a Competing Corporation, shall belong to the Corporation.


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                  (B) A corporate opportunity offered to any person who is a director, but not an officer, of the Corporation, and who is also a director or an officer of a Competing Corporation shall belong to the Corporation unless such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Competing Corporation, as the case may be, in which event the corporate opportunity shall belong to the Competing Corporation.

                                   ARTICLE IX
                              AMENDMENT OF BY-LAWS

         The Board of Directors shall have the power to alter, amend or repeal the By-laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed and new by-laws adopted by the stockholders. The stockholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors.


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